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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Federal Signal Corporation of our report dated January 26, 1998, included in the Federal Signal Corporation Proxy Statement for the Annual Meeting of Shareholders to be held April 15, 1998.

Our audits also included the financial statement schedule of Federal Signal Corporation listed in Item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration
Statements (Form S-8   Nos. 33-12876, 33-22311, 33-38494, 33-41721, 33-49476
and 33-14251) pertaining to the Stock Option Plan and Employee Savings and Investment Plans of our report dated January 26, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Federal Signal Corporation.




                                                 Ernst & Young LLP



Chicago, Illinois
March 27, 1998